Exhibit 31.2

Certification of Principal Financial Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael T. Sicoli Executive Vice President and Chief Financial Officer, of RCN Corporation, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of RCN Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: July 26, 2005	/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer